EXHIBIT 99.1

News Release

From:	Exelon Corporation Corporate Communications P.O. Box 805379 Chicago, IL 60680-5379	FOR IMMEDIATE RELEASE

Contact:	Kellie Szabo, Media Relations 312.394.3071 Michael Metzner, Investor Relations 312.394.7696

Exelon Announces Strong Third Quarter Earnings Despite Mild Summer;
Increases Common Dividend by 31%

Chicago (October 21, 2004) — Exelon Corporation’s (Exelon) third quarter 2004 consolidated earnings prepared in accordance with GAAP were $568 million, or $0.85 per diluted share, compared with a loss of $102 million, or $0.16 per diluted share, in third quarter 2003.

Exelon’s adjusted (non-GAAP) operating earnings for the third quarter of 2004 were $608 million, or $0.91 per diluted share, compared with $535 million, or $0.81 per diluted share, for the same period in 2003. The 12% adjusted (non-GAAP) operating earnings per share improvement was due to a number of factors, including the acquisition of the second half of AmerGen in late 2003, retail volume growth, cost savings related to The Exelon Way program, and favorable mark-to-market adjustments in energy contracts, partially offset by mild summer weather.

Adjusted (non-GAAP) operating earnings is a non-GAAP financial measure. Adjusted (non-GAAP) operating earnings for the third quarter of 2004 do not include the following items that are included in reported GAAP earnings:

•	After-tax charges totaling $64 million, or $0.10 per diluted share, for premiums paid on and other charges associated with debt repurchases related to ComEd’s accelerated liability management plan.

•	After-tax severance and severance-related costs related to The Exelon Way of $19 million, or $0.03 per diluted share.

•	An after-tax gain of $25 million, or $0.04 per diluted share, from the reimbursement of costs for prior years under the DOE Settlement related to spent nuclear fuel storage.

•	After-tax earnings of $18 million, or $0.03 per diluted share, from investments in synthetic fuel producing facilities.

Adjusted (non-GAAP) operating earnings for the third quarter of 2003 did not include the following items that were included in reported GAAP earnings:

•	An after-tax charge of $573 million, or $0.87 per diluted share, for the impairment of the Boston Generating (BG) assets as a result of management’s decision to transition out of ownership of those assets.

•	After-tax severance and severance-related costs related to The Exelon Way of $104 million, or $0.16 per diluted share.

•	An after-tax charge of $36 million, or $0.05 per diluted share, for Exelon’s investment in Sithe Energies, Inc. (Sithe).

•	An after-tax gain of $29 million, or $0.04 per diluted share, associated with the sale of certain businesses of InfraSource, Inc.

•	An after-tax gain of $47 million, or $0.07 per diluted share, related to the reduction of certain real estate tax reserves.

“I could not be more pleased with our third quarter results,” said John W. Rowe, Exelon Chairman and CEO. “Despite one of the more mild summers in recent years, especially in our ComEd territory, we increased operating earnings per share by 12% from last year, reflecting continued strong core growth in our delivery business, higher wholesale margins and continued operational improvements through The Exelon Way. We remain comfortable with our previously increased full year operating earnings guidance of $2.75 to $2.90 per share.”

Adjusted (non-GAAP) operating earnings guidance excludes earnings from investments in synthetic fuel producing facilities, debt retirement charges associated with ComEd’s accelerated liability management plan, reimbursements from the DOE for prior period spent fuel storage costs, the cumulative effect of adopting FIN 46-R, any profit or loss related to BG, and severance and severance-related costs related to The Exelon Way. Fourth quarter adjusted (non-GAAP) operating earnings are expected to be between $0.55 and $0.70 per share. Earnings guidance is based on the assumption of normal weather for the last quarter of 2004.

Common Dividend Increase

“I am also pleased to announce that because we have sufficient cash flow to both complete our 2004 balance sheet strengthening program on schedule, and accelerate our next planned dividend increase, the Board of Directors has declared a dividend of $0.40 per share on Exelon’s common stock, payable December 10, 2004, to shareholders of record at 5:00 p.m. New York time on November 15, 2004,” said Mr. Rowe. “This latest increase is in line with our previously announced policy of targeting a dividend payout ratio of 50 to 60% of ongoing earnings, which is consistent with our peer group and appropriate for our business mix. Moreover, the dividend increase reflects our confidence in the sustainability of recent earnings and cash flow improvements and demonstrates our continued commitment to return cash to our shareholders after making the necessary investments in our core business.” Payment of future dividends is subject to approval and declaration by the Board.

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Third Quarter Highlights

•	Nuclear Operations Exelon Generation’s nuclear fleet produced 35,303 GWhs (including 5,151 GWhs for AmerGen) in the third quarter of 2004, compared with 30,152 GWhs output (excluding AmerGen) in the third quarter of 2003. The fleet, including AmerGen, achieved a capacity factor of 95.8% for the third quarter of 2004, compared with 95.3% for the third quarter of 2003. Exelon Generation’s nuclear group did not have any outages scheduled during July and August of 2004 or 2003. They began one scheduled outage in September of this year and two in September 2003.

•	Enterprises Transactions During the third quarter of 2004, Exelon Enterprises completed the sale of five of its businesses, the Aladdin operations of Thermal, three businesses of Exelon Services, Inc. and F&M’s New Jersey office. The net proceeds and net loss from these transactions were not significant. The divestiture of these businesses supports Exelon’s Path to Exit strategy from Enterprises and Exelon’s focus on its core integrated utility businesses. Exelon expects to complete the sale of substantially all Enterprises businesses by year-end 2004. Enterprises’ book value at year end, excluding cash and debt, is expected to be approximately $70 million, primarily deferred tax assets and working capital partly offset by pension/post-retirement liability.

•	ComEd Liability Management Plan In July and August 2004, ComEd repaid $618 million of first mortgage bonds and notes of various series under its accelerated liability management plan (Plan). Under this Plan, ComEd expects to retire approximately $1.2 billion of its long-term debt in 2004, excluding the retirement of transition debt. Year to date through September, ComEd has retired or redeemed debt totaling $768 million under the Plan.

•	DOE Settlement On August 10, Exelon announced that Exelon and the U.S. Department of Justice, in close consultation with the U.S. Department of Energy (DOE), had reached a settlement under which the government will reimburse Exelon for costs associated with storage of spent fuel at the company’s nuclear stations pending the DOE fulfilling its contractual obligation to accept commercial spent nuclear fuel. Under the agreement, Exelon received $80 million in gross reimbursements during the third quarter for storage costs already incurred ($53 million net, after considering amounts due from Exelon to co-owners of certain nuclear stations), with additional amounts to be reimbursed annually for future costs. If a national repository opens by 2010 and the DOE begins accepting spent nuclear fuel as the DOE has said it would, gross reimbursements to Exelon would eventually total about $300 million (inclusive of the immediate $80 million gross reimbursement and net of approximately $43 million that Exelon must refund to the DOE for past credits to the Nuclear Waste Fund). Exelon anticipates that the settlement with the DOE will increase 2004 net income by approximately $0.05 per diluted share, $0.04 relating to reimbursement of costs incurred in prior years and $0.01 relating to reimbursement of costs incurred in 2004. The ongoing impact of the settlement in future periods is expected to be an increase to net income of approximately $0.01 to $0.02 per diluted share per year.

•	Sithe Purchase to Facilitate Sale of 100% Interest On September 29, Exelon Generation exercised its call option to acquire Reservoir Capital Group’s (Reservoir) 50% interest in Sithe for $97 million. The closing of the call is subject to state and Federal regulatory approvals. At the call closing, Exelon expects that distributable cash at Sithe would be used to fund the majority of the call price. Exelon began consolidating Sithe on March 31, 2004 pursuant to its implementation of FIN No. 46-R. Exelon does not expect that the exercise of the call or the call closing will affect this consolidation accounting or

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materially affect Exelon’s balance sheet or net income. Sithe’s remaining operating assets included in this transaction total approximately 1,300 MWs. At the call closing, Exelon will acquire the 50% share of these assets owned by Reservoir. Exelon remains committed to and is actively pursuing a sale of its ultimate 100% investment in Sithe and believes that exercising its call option is the most efficient and timely means to exit Sithe.

BUSINESS UNIT RESULTS

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery’s net income in the third quarter of 2004 was $262 million compared with net income of $303 million in the third quarter of 2003. Third quarter 2004 net income included an after-tax charge of $64 million related to debt retirement charges associated with ComEd’s liability management plan, and third quarter 2003 net income included an after-tax benefit to PECO of $38 million related to the reduction of certain real estate tax reserves. Third quarter 2004 and 2003 net income included after-tax severance and severance-related costs related to The Exelon Way of $12 million and $66 million, respectively. Excluding these items, Energy Delivery’s net income increased $7 million compared to the same quarter last year, primarily due to an increase in weather-normalized kWh deliveries, Exelon Way savings, lower interest costs and lower taxes other than income, partially offset by mild summer weather in both the ComEd and PECO service territories and increased depreciation and amortization expense, primarily competitive transition charge amortization at PECO.

Cooling degree-days for the third quarter of 2004 in the ComEd service territory were down 27% relative to the same period in 2003 and were 30% below normal. In the PECO service territory, cooling degree-days were down 16% compared with 2003 and were 5% below normal. Retail kWh deliveries decreased 2% for ComEd, with a 9% decrease in deliveries to the residential customer class. PECO’s retail kWh deliveries decreased 1% overall, with residential deliveries down 1%. Energy Delivery’s third quarter 2004 revenues were $2,844 million, down 1% from $2,886 million in 2003. The impact of cooler weather decreased third quarter 2004 earnings per share by approximately $0.09 relative to 2003, and decreased third quarter 2004 earnings per share by approximately $0.08 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. Generation’s 2003 results have been adjusted to include Exelon Energy, which was transferred to Generation as of January 1, 2004. Third quarter 2004 net income was $319 million compared with a net loss of $431 million in the third quarter of 2003. Third quarter 2004 net income included after-tax earnings of $25 million related to the spent nuclear fuel storage cost reimbursements from the DOE for prior years and severance and severance-related after-tax charges associated with The Exelon Way of $6 million. Third quarter 2003 net income included a $573 million after-tax charge for the impairment of the BG assets, an additional after-tax impairment loss of $36 million on the investment in Sithe, severance and severance-related after-tax charges associated with The Exelon Way of $30 million, and a $9 million after-tax benefit for the reduction of an accrual for Pennsylvania property taxes. Third quarter 2004 net income also included an unrealized mark-to-market gain, excluding Sithe, of $34 million after-tax from non-trading activities compared with a $6 million after-tax unrealized mark-to-market gain, excluding BG, in the third quarter of 2003. Excluding the impact of the items listed above, Generation’s net income increased by $73 million compared with the same quarter last year, primarily due to the acquisition of the remaining 50% of AmerGen and The Exelon Way savings, partially offset by higher depreciation and amortization expense.

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Energy sales, exclusive of trading volumes, totaled 51,934 GWhs for the third quarter of 2004 compared with 62,290 GWhs in 2003, reflecting the adoption of a new accounting standard (EITF 03-11) that required certain energy transactions to be netted within revenues, lower sales to Energy Delivery and lower market sales, partially offset by the acquisition of the remaining 50% of AmerGen. The new standard resulted in a reduction of 6,919 GWhs for the third quarter of 2004. The remaining GWh variance was primarily driven by lower sales to PECO and ComEd due to cooler than normal weather. Generation’s third quarter 2004 revenues were $2,253 million, down 14% from third quarter 2003 revenues of $2,630 million due to the sale of BG, the adoption of EITF 03-11 and decreased revenues from Energy Delivery. These drivers were partially offset by the acquisition of the remaining 50% of AmerGen and the consolidation of Generation’s investment in Sithe Energies, Inc. as of March 31, 2004. The adoption of EITF 03-11 resulted in reductions in revenues, purchased power expense and fuel expense of $272 million, $271 million and $1 million, respectively, but had no impact on net income. Earnings from prior periods were not affected.

Generation’s revenue, net of purchased power and fuel expense, increased by $193 million in the third quarter of 2004 compared with the third quarter of 2003 excluding the mark-to-market impact in both years. The incremental 2004 revenue net fuel contribution, excluding mark-to-market, from AmerGen and Sithe was $237 million, and 2003 included $46 million from BG. Excluding these impacts, revenue, net of purchased power and fuel expense, was relatively flat quarter over quarter. A drop in sales volumes to ComEd and PECO, primarily due to cooler summer weather in 2004, was offset by higher average realized margins, driven by lower capacity payments to Midwest Generation and effective hedging of fossil fuel costs. Generation’s average realized margin on all sales, excluding trading activity, was $16.47 per MWh in the third quarter of 2004 compared with $10.50 per MWh in the third quarter of 2003.

Exelon Enterprises consists of the electrical contracting business of F&M Holdings, Inc. and other minor investments, most of which are in the process of being sold or shut down. Enterprises’ 2003 results have been adjusted to exclude Exelon Energy, which was transferred to Generation as of January 1, 2004. Enterprises’ third quarter 2004 net loss was $20 million, primarily as a result of a revised valuation of several investments due to a change in accounting principle and an impairment related to a planned disposition of certain investments. Enterprises’ third quarter 2003 net income was $19 million, which included an after-tax gain of $29 million related to the sale of certain businesses of InfraSource. Enterprises reported significant decreases in revenues, purchased power and fuel expense, and operating and maintenance expense mainly due to the sale of InfraSource, Inc. late in the third quarter of 2003 and the sale or wind-down of other Enterprises businesses.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude non-operational items as well as significant one-time charges or credits that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. A reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional Earnings Release Attachments, which include this reconciliation on page 7, are posted on Exelon’s web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on October 21, 2004.

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Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 21, 2004. The call-in number in the U.S. is 888-802-8581 and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until November 5th. The U.S. call-in number for replays is 877-519-4471 and the international call-in number is 973-341-3080. The confirmation code is 5234844.

Certain of the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation’s 2003 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 19, ComEd—Note 15, PECO—Note 14 and Generation—Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.1 million customers and $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.1 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended September 30, 2004 and 2003*	1

Consolidating Statements of Income — Nine Months Ended September 30, 2004 and 2003*	2

Business Segment Comparative Income Statements — Energy Delivery and Generation — Three and Nine Months Ended September 30, 2004 and 2003*	3

Business Segment Comparative Income Statements — Enterprises and Corporate and Eliminations — Three and Nine Months Ended September 30, 2004 and 2003	4

Consolidated Balance Sheets — September 30, 2004 and December 31, 2003	5

Consolidated Statements of Cash Flows — Nine Months Ended September 30, 2004 and 2003	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended September 30, 2004 and 2003*	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Nine Months Ended September 30, 2004 and 2003*	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended September 30, 2004 and 2003	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Nine Months Ended September 30, 2004 and 2003	10

Electric Sales Statistics — Three and Nine Months Ended September 30, 2004 and 2003	11

Energy Delivery Sales Statistics — Three Months Ended September 30, 2004 and 2003	12

Energy Delivery Sales Statistics — Nine Months Ended September 30, 2004 and 2003	13

Exelon Generation Power Marketing Statistics — Three and Nine Months Ended September 30, 2004 and 2003	14

*	Certain reclassifications have been made for comparative purposes between operating and maintenance expense and other, net in Exelon’s and Generation’s 2003 statements of income related to decommissioning accounting presentation. These reclassifications had no effect on 2003 net income as reported.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended September 30, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$2,844	$2,253	$15	$(1,247)	$3,865
Operating expenses
Purchased power	1,365	743	—	(1,235)	873
Fuel	35	379	—	(7)	407
Operating and maintenance	353	432	19	11	815
Depreciation and amortization	248	95	—	21	364
Taxes other than income	132	42	—	4	178

Total operating expenses	2,133	1,691	19	(1,206)	2,637

Operating income (loss)	711	562	(4)	(41)	1,228

Other income and deductions
Interest expense	(162)	(45)	—	(13)	(220)
Distributions on preferred securities of subsidiaries	(1)	—	—	—	(1)
Equity in earnings (losses) of unconsolidated affiliates	(10)	(5)	1	(28)	(42)
Other, net	(98)	5	(14)	—	(107)

Total other income and deductions	(271)	(45)	(13)	(41)	(370)

Income (loss) before income taxes, minority interest and cumulative effect of a change in accounting principle	440	517	(17)	(82)	858
Income taxes	178	198	(6)	(90)	280

Income (loss) before minority interest and cumulative effect of a change in accounting principle	262	319	(11)	8	578
Minority interest	—	—	—	(1)	(1)

Income (loss) before cumulative effect of a change in accounting principle	262	319	(11)	7	577
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(9)	—	(9)

Net income (loss)	$262	$319	$(20)	$7	$568

	Three Months Ended September 30, 2003
	Energy				Exelon
	Delivery	Generation (a)	Enterprises (a)	Corp/Elim	Consolidated
Operating revenues	$2,886	$2,630	$291	$(1,366)	$4,441
Operating expenses
Purchased power	1,373	1,256	—	(1,317)	1,312
Fuel	28	524	—	(1)	551
Impairment of Boston Generating, LLC long-lived assets	—	945	—	—	945
Operating and maintenance	491	513	257	(58)	1,203
Depreciation and amortization	231	52	2	8	293
Taxes other than income	99	28	3	1	131

Total operating expenses	2,222	3,318	262	(1,367)	4,435

Operating income (loss)	664	(688)	29	1	6

Other income and deductions
Interest expense	(182)	(25)	(2)	(8)	(217)
Distributions on preferred securities of subsidiaries	(8)	—	—	—	(8)
Equity in earnings (losses) of unconsolidated affiliates	—	53	(1)	(3)	49
Other, net	5	(53)	5	(1)	(44)

Total other income and deductions	(185)	(25)	2	(12)	(220)

Income (loss) before income taxes	479	(713)	31	(11)	(214)
Income taxes	176	(282)	12	(18)	(112)

Net income (loss)	$303	$(431)	$19	$7	$(102)

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. The results for the three months ended September 30, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during that period.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Nine Months Ended September 30, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated (a)
Operating revenues	$7,853	$6,153	$148	$(3,017)	$11,137
Operating expenses
Purchased power	3,271	1,825	—	(2,989)	2,107
Fuel	368	1,427	—	(14)	1,781
Operating and maintenance	1,056	1,645	189	31	2,921
Depreciation and amortization	704	218	—	58	980
Taxes other than income	400	137	5	14	556

Total operating expenses	5,799	5,252	194	(2,900)	8,345

Operating income (loss)	2,054	901	(46)	(117)	2,792

Other income and deductions
Interest expense	(517)	(123)	(13)	(36)	(689)
Distributions on preferred securities of subsidiaries	(3)	—	—	—	(3)
Equity in earnings (losses) of unconsolidated affiliates	(32)	(7)	(1)	(57)	(97)
Other, net	(76)	129	69	(1)	121

Total other income and deductions	(628)	(1)	55	(94)	(668)

Income (loss) before income taxes, minority interest and cumulative effect of changes in accounting principles	1,426	900	9	(211)	2,124
Income taxes	546	343	9	(242)	656

Income before minority interest and cumulative effect of changes in accounting principles	880	557	—	31	1,468
Minority interest	—	10	—	—	10

Income before cumulative effect of changes in accounting principles	880	567	—	31	1,478
Cumulative effect of changes in accounting principles, net of income taxes	—	32	(9)	—	23

Net income (loss)	$880	$599	$(9)	$31	$1,501

	Nine Months Ended September 30, 2003
	Energy				Exelon
	Delivery	Generation (b)	Enterprises (b)	Corp/Elim	Consolidated
Operating revenues	$7,850	$6,797	$808	$(3,219)	$12,236
Operating expenses
Purchased power	3,291	2,912	—	(3,128)	3,075
Fuel	285	1,623	—	—	1,908
Impairment of Boston Generating, LLC long-lived assets	—	945	—	—	945
Operating and maintenance	1,234	1,410	822	(104)	3,362
Depreciation and amortization	657	144	21	20	842
Taxes other than income	358	116	7	8	489

Total operating expenses	5,825	7,150	850	(3,204)	10,621

Operating income (loss)	2,025	(353)	(42)	(15)	1,615

Other income and deductions
Interest expense	(565)	(64)	(7)	(25)	(661)
Distributions on preferred securities of subsidiaries	(30)	—	—	—	(30)
Equity in earnings (losses) of unconsolidated affiliates	—	90	—	(8)	82
Other, net	48	(239)	(30)	(5)	(226)

Total other income and deductions	(547)	(213)	(37)	(38)	(835)

Income (loss) before income taxes, minority interest and cumulative effect of a change in accounting principle	1,478	(566)	(79)	(53)	780
Income taxes	558	(217)	(29)	(54)	258

Income (loss) before minority interest and cumulative effect of a change in accounting principle	920	(349)	(50)	1	522
Minority interest	—	(2)	—	(1)	(3)

Income (loss) before cumulative effect of a change in accounting principle	920	(351)	(50)	—	519
Cumulative effect of a change in accounting principle, net of income taxes	5	108	(1)	—	112

Net income (loss)	$925	$(243)	$(51)	$—	$631

(a) Consolidated results for the nine months ended September 30, 2004 include an $18 million reduction in net periodic postretirement benefit cost due to the early adoption of FSP FAS 106-2 in the second quarter of 2004, including $6 million related to the three months ended March 31, 2004. Previously reported financial information for the three months ended March 31, 2004 will be adjusted when presented for comparative purposes in future periods.

(b) Effective January 1, 2004, Exelon Energy Company became part of Generation. The results for the nine months ended September 30, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during that period.

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$2,844	$2,886	$(42)	$7,853	$7,850	$3
Operating expenses
Purchased power	1,365	1,373	(8)	3,271	3,291	(20)
Fuel	35	28	7	368	285	83
Operating and maintenance	353	491	(138)	1,056	1,234	(178)
Depreciation and amortization	248	231	17	704	657	47
Taxes other than income	132	99	33	400	358	42

Total operating expenses	2,133	2,222	(89)	5,799	5,825	(26)

Operating income	711	664	47	2,054	2,025	29

Other income and deductions
Interest expense	(162)	(182)	20	(517)	(565)	48
Distributions on preferred securities of subsidiaries	(1)	(8)	7	(3)	(30)	27
Equity in earnings (losses) of unconsolidated affiliates	(10)	—	(10)	(32)	—	(32)
Other, net	(98)	5	(103)	(76)	48	(124)

Total other income and deductions	(271)	(185)	(86)	(628)	(547)	(81)

Income before income taxes and cumulative effect of a change in accounting principle	440	479	(39)	1,426	1,478	(52)
Income taxes	178	176	2	546	558	(12)

Income before cumulative effect of a change in accounting principle	262	303	(41)	880	920	(40)
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	5	(5)

Net income	$262	$303	$(41)	$880	$925	$(45)

	Generation (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$2,253	$2,630	$(377)	$6,153	$6,797	$(644)
Operating expenses
Purchased power	743	1,256	(513)	1,825	2,912	(1,087)
Fuel	379	524	(145)	1,427	1,623	(196)
Impairment of Boston Generating, LLC long-lived assets	—	945	(945)	—	945	(945)
Operating and maintenance	432	513	(81)	1,645	1,410	235
Depreciation and amortization	95	52	43	218	144	74
Taxes other than income	42	28	14	137	116	21

Total operating expenses	1,691	3,318	(1,627)	5,252	7,150	(1,898)

Operating income (loss)	562	(688)	1,250	901	(353)	1,254

Other income and deductions
Interest expense	(45)	(25)	(20)	(123)	(64)	(59)
Equity in earnings (losses) of unconsolidated affiliates	(5)	53	(58)	(7)	90	(97)
Other, net	5	(53)	58	129	(239)	368

Total other income and deductions	(45)	(25)	(20)	(1)	(213)	212

Income (loss) before income taxes, minority interest and cumulative effect of changes in accounting principles	517	(713)	1,230	900	(566)	1,466
Income taxes	198	(282)	480	343	(217)	560

Income (loss) before minority interest and cumulative effect of changes in accounting principles	319	(431)	750	557	(349)	906
Minority interest	—	—	—	10	(2)	12

Income (loss) before cumulative effect of changes in accounting principles	319	(431)	750	567	(351)	918
Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	32	108	(76)

Net income (loss)	$319	$(431)	$750	$599	$(243)	$842

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. Generation’s results for the three and nine months ended September 30, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during those periods.

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Enterprises (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$15	$291	$(276)	$148	$808	$(660)
Operating expenses
Operating and maintenance	19	257	(238)	189	822	(633)
Depreciation and amortization	—	2	(2)	—	21	(21)
Taxes other than income	—	3	(3)	5	7	(2)

Total operating expenses	19	262	(243)	194	850	(656)

Operating income (loss)	(4)	29	(33)	(46)	(42)	(4)

Other income and deductions
Interest expense	—	(2)	2	(13)	(7)	(6)
Equity in earnings (losses) of unconsolidated affiliates	1	(1)	2	(1)	—	(1)
Other, net	(14)	5	(19)	69	(30)	99

Total other income and deductions	(13)	2	(15)	55	(37)	92

Income (loss) before income taxes and cumulative effect of changes in accounting principles	(17)	31	(48)	9	(79)	88
Income taxes	(6)	12	(18)	9	(29)	38

Income (loss) before cumulative effect of changes in accounting principles	(11)	19	(30)	—	(50)	50
Cumulative effect of changes in accounting principles, net of income taxes	(9)	—	(9)	(9)	(1)	(8)

Net income (loss)	$(20)	$19	$(39)	$(9)	$(51)	$42

(a) Effective January 1, 2004, Exelon Energy Company became part of Generation. Enterprises’ results for the three and nine months ended September 30, 2003 have been adjusted to exclude the financial impact of Exelon Energy Company for those periods.

	Corporate and Eliminations
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$(1,247)	$(1,366)	$119	$(3,017)	$(3,219)	$202
Operating expenses
Purchased power	(1,235)	(1,317)	82	(2,989)	(3,128)	139
Fuel	(7)	(1)	(6)	(14)	—	(14)
Operating and maintenance	11	(58)	69	31	(104)	135
Depreciation and amortization	21	8	13	58	20	38
Taxes other than income	4	1	3	14	8	6

Total operating expenses	(1,206)	(1,367)	161	(2,900)	(3,204)	304

Operating income (loss)	(41)	1	(42)	(117)	(15)	(102)

Other income and deductions
Interest expense	(13)	(8)	(5)	(36)	(25)	(11)
Equity in earnings (losses) of unconsolidated affiliates	(28)	(3)	(25)	(57)	(8)	(49)
Other, net	—	(1)	1	(1)	(5)	4

Total other income and deductions	(41)	(12)	(29)	(94)	(38)	(56)

Income (loss) before income taxes and minority interest	(82)	(11)	(71)	(211)	(53)	(158)
Income taxes	(90)	(18)	(72)	(242)	(54)	(188)

Income before minority interest	8	7	1	31	1	30
Minority interest	(1)	—	(1)	—	(1)	1

Net income	$7	$7	$—	$31	$—	$31

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30,	December 31,
	2004	2003
Current assets
Cash and cash equivalents	$584	$493
Restricted cash and investments	166	97
Accounts receivable, net
Customers	1,613	1,567
Other	414	676
Mark-to-market derivative assets	403	337
Inventories — fossil fuel	191	212
Inventories — materials and supplies	326	310
Notes receivable from affiliate	—	92
Deferred income taxes	49	122
Assets held for sale	—	242
Other	308	413

Total current assets	4,054	4,561

Property, plant and equipment, net	20,724	20,630

Deferred debits and other assets
Regulatory assets	4,931	5,226
Nuclear decommissioning trust funds	4,943	4,721
Investments	895	955
Goodwill	4,707	4,719
Mark-to-market derivative assets	432	133
Other	1,373	991

Total deferred debits and other assets	17,281	16,745

Total assets	$42,059	$41,936

Liabilities and shareholders’ equity
Current liabilities
Commercial paper	$325	$326
Notes payable to Sithe Energies, Inc.	—	90
Long-term debt due within one year	410	1,385
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	581	470
Accounts payable	1,136	1,238
Mark-to-market derivative liabilities	655	584
Accrued expenses	1,097	1,260
Liabilities held for sale	—	61
Other	301	306

Total current liabilities	4,505	5,720

Long-term debt	7,814	7,889
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	4,397	5,055
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,735	4,320
Unamortized investment tax credits	278	288
Asset retirement obligation	3,473	2,997
Pension obligations	1,344	1,668
Non-pension postretirement benefits obligations	1,119	1,053
Spent nuclear fuel obligation	875	867
Regulatory liabilities	2,009	1,891
Mark-to-market derivative liabilities	391	141
Other	888	912

Total deferred credits and other liabilities	15,112	14,137

Total liabilities	32,373	33,346

Minority interest of consolidated subsidiaries	53	-
Preferred securities of subsidiaries	87	87
Shareholders’ equity
Common stock	7,532	7,292
Treasury stock, at cost	(75)	—
Retained earnings	3,256	2,320
Accumulated other comprehensive loss	(1,167)	(1,109)

Total shareholders’ equity	9,546	8,503

Total liabilities and shareholders’ equity	$42,059	$41,936

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2004	2003
Cash flows from operating activities
Net income	$1,501	$631
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,507	1,290
Cumulative effect of changes in accounting principles (net of income taxes)	(23)	(112)
Impairment of investments	10	295
Impairment of goodwill and other long-lived assets	1	950
Deferred income taxes and amortization of investment tax credits	314	(363)
Provision for uncollectible accounts	59	72
Equity in losses (earnings) of unconsolidated affiliates	97	(82)
Gain on sale of investments and wholly owned subsidiaries	(154)	—
Net realized gains on nuclear decommissioning trust funds	(2)	(9)
Other operating activities	(35)	62
Changes in assets and liabilities:
Receivables	245	24
Inventories	(20)	(55)
Other current assets	82	(93)
Accounts payable, accrued expenses and other current liabilities	(165)	113
Changes in receivables and payables to unconsolidated affiliates	(6)	18
Net realized and unrealized mark-to-market and hedging transactions	(5)	2
Pension and non-pension postretirement benefit obligations	(259)	(161)
Other noncurrent assets and liabilities	7	(29)

Net cash flows provided by operating activities	3,154	2,553

Cash flows from investing activities
Capital expenditures	(1,295)	(1,501)
Proceeds from liquidated damages	—	92
Proceeds from nuclear decommissioning trust fund sales	1,422	1,880
Investment in nuclear decommissioning trust funds	(1,624)	(2,043)
Note receivable from unconsolidated affiliate	—	35
Collection of other notes receivable	58	—
Proceeds from sales of investments and wholly owned subsidiaries	238	186
Proceeds from sales of long-lived assets	50	5
Investment in synthetic fuel-producing facilities	(48)	—
Change in restricted cash	11	78
Net cash increase from consolidation of Sithe Energies, Inc.	19	—
Other investing activities	(9)	45

Net cash flows used in investing activities	(1,178)	(1,223)

Cash flows from financing activities
Issuance of long-term debt	75	2,105
Retirement of long-term debt	(973)	(2,075)
Issuance of long-term debt to financing affiliate	—	103
Retirement of long-term debt to financing affiliates	(547)	—
Change in short-term debt	(1)	(599)
Issuance of mandatorily redeemable preferred securities	—	200
Retirement of mandatorily redeemable preferred securities	—	(250)
Retirement of preferred stock of subsidiaries	—	(50)
Payment on acquisition note payable to Sithe Energies, Inc.	(27)	(210)
Dividends paid on common stock	(565)	(461)
Proceeds from employee stock plans	192	139
Purchase of treasury stock	(75)	—
Other financing activities	36	(85)

Net cash flows used in financing activities	(1,885)	(1,183)

Increase in cash and cash equivalents	91	147
Cash and cash equivalents at beginning of period	493	469

Cash and cash equivalents, including cash classified as held for sale	584	616
Cash classified as held for sale on the consolidated balance sheet	—	(12)

Cash and cash equivalents at end of period	$584	$604

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2004				Three Months Ended September 30, 2003
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,865	$—		$3,865	$4,441	$—		$4,441
Operating expenses
Purchased power	873	—		873	1,312	—		1,312
Fuel	407	—		407	551	—		551
Impairment of Boston Generating, LLC long-lived assets	—	—		—	945	(945	) (f)	—
Operating and maintenance	815	(10	) (b)(c)(d)	805	1,203	(123	) (c)(g)	1,080
Depreciation and amortization	364	(13	) (b)	351	293	—		293
Taxes other than income	178	—	(b)	178	131	74	(h)	205

Total operating expenses	2,637	(23)		2,614	4,435	(994)		3,441

Operating income	1,228	23		1,251	6	994		1,000

Other income and deductions
Interest expense	(220)	5	(b)	(215)	(217)	—		(217)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(8)	—		(8)
Equity in earnings (losses) of unconsolidated affiliates	(42)	25	(b)	(17)	49	3	(c)	52
Other, net	(107)	106	(e)	(1)	(44)	55	(i)	11

Total other income and deductions	(370)	136		(234)	(220)	58		(162)

Income (loss) before income taxes, minority interest and cumulative effect of a change in accounting principle	858	159		1,017	(214)	1,052		838
Income taxes	280	119	(b)	399	(112)	415		303

Income (loss) before minority interest and cumulative effect of a change in accounting principle	578	40		618	(102)	637		535
Minority interest	(1)	—		(1)	—	—		—

Income (loss) before cumulative effect of a change in accounting principle	577	40		617	(102)	637		535
Cumulative effect of a change in accounting principle, net of income taxes	(9)	—		(9)	—	—		—

Net income (loss)	$568	$40		$608	$(102)	$637		$535

Earnings per average common share
Basic:
Income (loss) before cumulative effect of a change in accounting principle	$0.87	$0.06		$0.93	$(0.16)	$0.98		$0.82
Cumulative effect of a change in accounting principle, net of income taxes	(0.01)	—		(0.01)	—	—		—

Net income (loss)	$0.86	$0.06		$0.92	$(0.16)	$0.98		$0.82

Diluted:
Income (loss) before cumulative effect of a change in accounting principle	$0.86	$0.06		$0.92	$(0.16)	$0.97		$0.81
Cumulative effect of a change in accounting principle, net of income taxes	(0.01)	—		(0.01)	—	—		—

Net income (loss)	$0.85	$0.06		$0.91	$(0.16)	$0.97		$0.81

Average common shares outstanding
Basic	661			661	652			652
Diluted	669			669	652			658
Effect of adjustments on earnings (loss) per average diluted common share recorded in accordance with GAAP:
Losses associated with debt retirements		$(0.10)				$—
Settlement associated with the storage of spent fuel		0.04				—
Investments in synthetic fuel-producing facilities		0.03				—
Exelon Way severance and severance-related charges		(0.03)				(0.16)
2003 impairment of Boston Generating, LLC long-lived assets		—				(0.87)
Property tax accrual reductions		—				0.07
Impairment of Exelon’s investment in Sithe Energies, Inc.		—				(0.05)
Net gain on sale of InfraSource		—				0.04

Total adjustments		$(0.06)				$(0.97)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(c)	Adjustment to exclude severance and severance-related charges associated with The Exelon Way.

(d)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(e)	Adjustment to exclude losses associated with debt retirements at ComEd.

(f)	Adjustment for the impairment of Boston Generating, LLC’s long-lived assets recorded during the third quarter of 2003.

(g)	Adjustment for the sale of InfraSource.

(h)	Adjustment for the reduction of property tax accruals at PECO and Generation.

(i)	Adjustment for the impairment of Generation’s investment in Sithe Energies, Inc. recorded during the third quarter of 2003.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2004				Nine Months Ended September 30, 2003
				Adjusted				Adjusted
	GAAP (a,b)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$11,137	$(248	) (c)	$10,889	$12,236	$—		$12,236
Operating expenses
Purchased power	2,107	4	(c)	2,111	3,075	—		3,075
Fuel	1,781	(226	) (c)	1,555	1,908	—		1,908
Impairment of Boston Generating, LLC long-lived assets	—	—		—	945	(945	) (i)	—
Operating and maintenance	2,921	(137	) (c)(d)(e)(f)	2,784	3,362	(212	) (e)(j)(k)	3,150
Depreciation and amortization	980	(40	) (c)(d)	940	842	—		842
Taxes other than income	556	(9	) (c)	547	489	74	(l)	563

Total operating expenses	8,345	(408)		7,937	10,621	(1,083)		9,538

Operating income	2,792	160		2,952	1,615	1,083		2,698

Other income and deductions
Interest expense	(689)	19	(c)(d)	(670)	(661)	—		(661)
Distributions on preferred securities of subsidiaries	(3)	—		(3)	(30)	—		(30)
Equity in earnings (losses) of unconsolidated affiliates	(97)	48	(d)	(49)	82	3	(e)	85
Other, net	121	16	(c)(g)	137	(226)	242	(j) (m)	16

Total other income and deductions	(668)	83		(585)	(835)	245		(590)

Income before income taxes, minority interest and cumulative effect of changes in accounting principles	2,124	243		2,367	780	1,328		2,108
Income taxes	656	243	(d)	899	258	514		772

Income before minority interest and cumulative effect of changes in accounting principles	1,468	—		1,468	522	814		1,336
Minority interest	10	—		10	(3)			(3)

Income before cumulative effect of changes in accounting principles	1,478	—		1,478	519	814		1,333
Cumulative effect of changes in accounting principles, net of income taxes	23	(32	) (h)	(9)	112	(112	) (n)	—

Net income	$1,501	$(32)		$1,469	$631	$702		$1,333

Earnings per average common share
Basic:
Income before cumulative effect of changes in accounting principles	$2.23	$—		$2.23	$0.80	$1.25		$2.05
Cumulative effect of changes in accounting principles, net of income taxes	0.04	(0.05)		(0.01)	0.17	(0.17)		—

Net income	$2.27	$(0.05)		$2.22	$0.97	$1.08		$2.05

Diluted:
Income before cumulative effect of changes in accounting principles	$2.21	$—		$2.21	$0.79	$1.24		$2.03
Cumulative effect of changes in accounting principles, net of income taxes	0.04	(0.05)		(0.01)	0.17	(0.17)		—

Net income	$2.25	$(0.05)		$2.20	$0.96	$1.07		$2.03

Average common shares outstanding
Basic	660			660	650			650
Diluted	668			668	655			655
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Losses associated with debt retirements		$(0.10)				$—
Investments in synthetic fuel-producing facilities		0.07				—
Cumulative effect pursuant to FIN No. 46-R		0.05				—
Exelon Way severance and severance-related charges		(0.05)				(0.16)
Settlement associated with the storage of spent fuel		0.04				—
2004 financial impact of Boston Generating, LLC		0.04				—
2003 impairment of Boston Generating, LLC long-lived assets		—				(0.87)
Impairment of Sithe Energies, Inc. investment		—				(0.25)
Cumulative effect of adopting SFAS No. 143		—				0.17
Property tax accrual reductions		—				0.07
March 3 2003 ComEd Settlement Agreement		—				(0.03)

Total adjustments		$0.05				$(1.07)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Consolidated results for the nine months ended September 30, 2004 include an $18 million reduction in net periodic postretirement benefit cost due to the early adoption of FSP FAS 106-2 in the second quarter of 2004, including $6 million related to the three months ended March 31, 2004. Previously reported financial information for the three months ended March 31, 2004 will be adjusted when presented for comparative purposes in future periods.

(c)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(d)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(e)	Adjustment to exclude severance and severance-related charges associated with The Exelon Way.

(f)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(g)	Adjustment to exclude losses associated with the debt retirements at ComEd.

(h)	Adjustment for the cumulative effect of adopting FIN No. 46-R.

(i)	Adjustment for the impairment of Boston Generating, LLC‘s long-lived assets recorded during the third quarter of 2003.

(j)	Adjustment for the March 3 2003 ComEd Settlement Agreement.

(k)	Adjustment for the impairment of Exelon Enterprises’ InfraSource goodwill and subsequent gain on sale of InfraSource.

(l)	Adjustment for the reduction of property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(m)	Adjustment for the impairments of Generation’s investment in Sithe Energies, Inc. recorded during the first and third quarters of 2003.

(n)	Adjustment for the cumulative effect of adopting SFAS No. 143.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended September 30, 2004 vs. Three Months Ended September 30, 2003

2003 GAAP Earnings per Diluted Share	$(0.16)

Boston Generating, LLC Long-Lived Assets Impairment (1)	0.87
Exelon Way Severance and Severance-Related Charges (2)	0.16
Property Tax Accrual Reductions (3)	(0.07)
Impairment of Investment in Sithe Energies, Inc. (4)	0.05
Sale of InfraSource (5)	(0.04)

2003 Adjusted (non-GAAP) Operating Earnings	0.81

Year Over Year Effects on Earnings:
Energy Margins:
Weather (6)	(0.09)
Energy Delivery, Excluding Weather (7)	0.05
Generation, Excluding Mark-to-Market (8)	—
Mark-to-Market	0.04
Lower Operating and Maintenance Expense (9)	0.06
Acquisition of Remaining 50% of AmerGen (10)	0.05
Financial Impact of Enterprises (11)	(0.02)
Higher Depreciation and Amortization Expense (12)	(0.02)
Lower Interest Expense (13)	0.01
Other	0.02

2004 Adjusted (non-GAAP) Operating Earnings	0.91

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Losses Associated with the Debt Retirements (14)	(0.10)
Settlement Associated with the Storage of Spent Fuel (15)	0.04
Investments in Synthetic Fuel-Producing Facilities (16)	0.03
Exelon Way Severance and Severance-Related Charges (2)	(0.03)

2004 GAAP Earnings per Diluted Share	$0.85

(1)	Reflects an impairment of the long-lived assets of Boston Generating, LLC recorded during the third quarter of 2003.

(2)	Reflects severance and severance-related charges recorded during 2003 and 2004.

(3)	Reflects the reduction of certain property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(4)	Reflects an impairment of the investment held by Generation in Sithe Energies, Inc. recorded during the third quarter of 2003.

(5)	Reflects a gain on the sale of the electric construction and services, underground and telecom businesses of InfraSource, Inc. recorded during the third quarter of 2003.

(6)	Reflects milder summer weather in the ComEd and PECO service territories in 2004 as compared to 2003.

(7)	Reflects increased volume at Energy Delivery, partially offset by decreased revenues due to customers purchasing energy from alternative electric suppliers or the ComEd’s purchase power option (PPO).

(8)	Reflects stable energy margins at Generation, excluding the effects of AmerGen, Sithe, Boston Generating, and mark-to-market, primarily due to an increase in average realized wholesale prices and a decrease in capacity payments to Midwest Generation, partially offset by higher fuel costs.

(9)	Reflects decreased operating and maintenance expenses primarily due to cost savings related to The Exelon Way program and reduced storm costs. Excludes the effects of decommissioning, Enterprises, AmerGen, Sithe, Boston Generating, investments in synthetic fuel-producing facilities, a spent fuel settlement and Exelon Way severance and severance-related charges,

(10)	Reflects the impact on net income of the acquisition of the remaining 50% of AmerGen.

(11)	Reflects the impact on net income of Enterprises, excluding the 2003 gain on sale of InfraSource and Exelon Energy, primarily due to an impairment of limited liability partnerships recorded during 2004.

(12)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher CTC amortization at PECO. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(13)	Reflects lower interest expense at Energy Delivery due to debt retirements. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(14)	Reflects losses associated with debt retirements at ComEd.

(15)	Reflects a settlement gain related to the storage of spent nuclear fuel.

(16)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Nine Months Ended September 30, 2004 vs. Nine Months Ended September 30, 2003

2003 GAAP Earnings per Diluted Share	$0.96

2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Boston Generating, LLC Long-Lived Assets Impairment (1)	0.87
Impairment of Investment in Sithe Energies, Inc. (2)	0.25
Cumulative Effect of Adopting SFAS No. 143	(0.17)
Exelon Way Severance and Severance-Related Charges (3)	0.16
Property Tax Accrual Reductions (4)	(0.07)
March 3 2003 ComEd Settlement Agreement (5)	0.03

2003 Adjusted (non-GAAP) Operating Earnings	2.03

Year Over Year Effects on Earnings:
Energy Margins:
CTC (6)	(0.12)
Weather (7)	(0.09)
Energy Delivery, Excluding CTC Recoveries and Weather (8)	0.15
Generation, Excluding Mark-to-Market (9)	0.10
Mark-to-Market	0.04
Higher Depreciation and Amortization Expense (10)	(0.08)
Acquisition of Remaining 50% of AmerGen (11)	0.07
Lower Operating and Maintenance Expense (12)	0.06
Financial Impact of Enterprises (13)	0.05
Lower Interest Expense (14)	0.03
Other (15)	(0.04)

2004 Adjusted (non-GAAP) Operating Earnings	2.20

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Losses Associated with Debt Retirements (16)	(0.10)
Investments in Synthetic Fuel-Producing Facilities (17)	0.07
Cumulative Effect of Adopting FIN No. 46-R	0.05
Exelon Way Severance and Severance-Related Charges (3)	(0.05)
Settlement Associated with the Storage of Spent Fuel (18)	0.04
Boston Generating, LLC 2004 Impact (19)	0.04

2004 GAAP Earnings per Diluted Share	$2.25

(1)	Reflects an impairment of the long-lived assets of Boston Generating, LLC recorded during the third quarter of 2003.

(2)	Reflects impairments of the investment held by Generation in Sithe Energies, Inc. recorded during the first and third quarters of 2003.

(3)	Reflects severance and severance-related charges recorded during 2003 and 2004 associated with The Exelon Way.

(4)	Reflects the reduction of certain property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(5)	Reflects the March 3 2003 ComEd Settlement Agreement, an agreement reached during the first quarter of 2003 by ComEd and various Illinois suppliers, customers and governmental parties, regarding several matters affecting ComEd’s rates for electric service.

(6)	Reflects a decrease in the CTC rates recovered by ComEd due to increased wholesale market prices of electricity and other adjustments to the energy component.

(7)	Reflects unfavorable weather conditions in the ComEd and PECO service territories in 2004 as compared to 2003, primarily due to milder summer weather.

(8)	Reflects increased electric weather-normalized volume at Energy Delivery, partially offset by decreased revenues due to customers purchasing energy from alternative electric suppliers or the ComEd PPO.

(9)	Reflects increased energy margins at Generation, excluding the effects of AmerGen, Sithe, Boston Generating, and mark-to-market, primarily due to favorable results of Exelon Energy, an increase in average realized wholesale prices and a decrease in capacity payments to Midwest Generation, partially offset by higher fuel costs.

(10)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher CTC amortization at PECO. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(11)	Reflects the impact on net income of the acquisition of the remaining 50% of AmerGen.

(12)	Reflects decreased operating and maintenance expenses primarily due to cost savings related to The Exelon Way program and reduced storm costs. Excludes the effects of decommissioning, Enterprises, AmerGen, Sithe, Boston Generating, investments in synthetic fuel-producing facilities, a spent fuel settlement, and Exelon Way severance and severance-related charges,

(13)	Reflects the impact on net income of Enterprises, excluding severance and severance charges associated with The Exelon Way, due to gains recognized in 2004 related to the sale of the Chicago Thermal operations, PECO Telcove and certain businesses of Exelon Services, Inc.

(14)	Reflects lower interest expense at Energy Delivery due to refinancing of existing debt at lower rates, debt retirements and scheduled principal payments. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(15)	Reflects dilution in earnings per share due to increased common shares outstanding.

(16)	Reflects losses associated with debt retirements at ComEd.

(17)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(18)	Reflects a settlement gain related to the storage of spent nuclear fuel.

(19)	Reflects the 2004 financial impact of Boston Generating.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended September 30,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	35,303		30,152	17.1%
Purchased Power — Generation (a)	13,563	(b)	24,502	(44.6%)
Fossil, excluding Sithe Energies, and Hydro	3,068		7,636	(59.8%)

Power Team Supply	51,934		62,290	(16.6%)
Purchased Power — Other	155		691	(77.6%)

Total Electric Supply Available for Sale	52,089		62,981	(17.3%)
Less: Line Loss and Company Use	(2,341)		(2,661)	(12.0%)

Total Supply	49,748		60,320	(17.5%)

Energy Sales
Retail Sales	35,408		35,925	(1.4%)
Power Team Market Sales (a)	20,234	(b)	29,613	(31.7%)
Interchange Sales and Sales to Other Utilities	746		849	(12.1%)

	56,388		66,387	(15.1%)
Less: Distribution Only Sales	(6,640)		(6,067)	9.4%

Total Energy Sales	49,748		60,320	(17.5%)

	Nine Months Ended September 30,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	102,968		89,101	15.6%
Purchased Power — Generation (a)	37,158	(b)	64,013	(42.0%)
Fossil, excluding Sithe Energies, and Hydro	14,364		18,041	(20.4%)

Power Team Supply	154,490		171,155	(9.7%)
Purchased Power — Other	463		1,242	(62.7%)

Total Electric Supply Available for Sale	154,953		172,397	(10.1%)
Less: Line Loss and Company Use	(6,756)		(6,586)	2.6%

Total Supply	148,197		165,811	(10.6%)

Energy Sales
Retail Sales	99,434		97,392	2.1%
Power Team Market Sales (a)	66,226	(b)	80,877	(18.1%)
Interchange Sales and Sales to Other Utilities	1,900		2,079	(8.6%)

	167,560		180,348	(7.1%)
Less: Distribution Only Sales	(19,363)		(14,537)	33.2%

Total Energy Sales	148,197		165,811	(10.6%)

(a)	Purchased power and market sales do not include trading volume of 7,132 GWhs and 11,086 GWhs for the three months ended September 30, 2004 and 2003, respectively, and 17,569 GWhs and 28,532 GWhs for the nine months ended September 30, 2004 and 2003, respectively.

(b)	Purchased power and market sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 6,919 GWhs and 18,557 GWhs for the three and nine months ended September 30, 2004, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
For the Three Months Ended September 30,

	ComEd					PECO
Electric Deliveries (in GWhs)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	7,434		8,197		(9.3%)	2,906	3,333	(12.8%)
Small Commercial & Industrial	5,309		5,749		(7.7%)	1,790	1,753	2.1%
Large Commercial & Industrial	1,498		1,539		(2.7%)	3,949	4,013	(1.6%)
Public Authorities & Electric Railroads	1,213		1,269		(4.4%)	234	217	7.8%

Total Full Service	15,454		16,754		(7.8%)	8,879	9,316	(4.7%)

PPO (ComEd Only)
Small Commercial & Industrial	1,053		884		19.1%
Large Commercial & Industrial	1,160		896		29.5%
Public Authorities & Electric Railroads	562		428		31.3%

	2,775		2,208		25.7%

Delivery Only (b)
Residential	(d	)	(d	)		636	258	146.5%
Small Commercial & Industrial	1,874		1,721		8.9%	444	520	(14.6%)
Large Commercial & Industrial	3,086		2,934		5.2%	229	208	10.1%
Public Authorities & Electric Railroads	371		426		(12.9%)	—	—

	5,331		5,081		4.9%	1,309	986	32.8%

Total PPO and Delivery Only	8,106		7,289		11.2%	1,309	986	32.8%

Total Retail Deliveries	23,560		24,043		(2.0%)	10,188	10,302	(1.1%)

Gas Deliveries (mmcf) (PECO only)						10,033	9,510	5.5%

Revenue (in millions)
Full Service (a)
Residential	$699		$760		(8.0%)	$409	$466	(12.2%)
Small Commercial & Industrial	463		487		(4.9%)	213	211	0.9%
Large Commercial & Industrial	76		82		(7.3%)	290	292	(0.7%)
Public Authorities & Electric Railroads	77		82		(6.1%)	20	19	5.3%

Total Full Service	1,315		1,411		(6.8%)	932	988	(5.7%)

PPO (ComEd Only) (c)
Small Commercial & Industrial	76		65		16.9%
Large Commercial & Industrial	71		56		26.8%
Public Authorities & Electric Railroads	33		26		26.9%

	180		147		22.4%

Delivery Only (b)
Residential	(d	)	(d	)		50	20	150.0%
Small Commercial & Industrial	35		34		2.9%	24	28	(14.3%)
Large Commercial & Industrial	41		41		0.0%	6	5	20.0%
Public Authorities & Electric Railroads	8		8		0.0%	—	—

	84		83		1.2%	80	53	50.9%

Total PPO and Delivery Only	264		230		14.8%	80	53	50.9%

Total Retail Electric Revenue	1,579		1,641		(3.8%)	1,012	1,041	(2.8%)
Wholesale and Miscellaneous Revenue (e)	141		96		46.9%	52	55	(5.5%)
Gas Revenue (PECO only)	n/a		n/a			60	53	13.2%

Total Revenues	$1,720		$1,737		(1.0%)	$1,124	$1,149	(2.2%)

Heating and Cooling Degree — Days	2004	2003	Normal	2004	2003	Normal
Heating Degree — Days	89	117	127	11	12	41
Cooling Degree — Days	424	582	603	854	1,019	900

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of September 30, 2004, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION
Energy Delivery Sales Statistics
For the Nine Months Ended September 30,

	ComEd					PECO
Electric Deliveries (in GWhs)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	20,240		20,246		(0.0%)	7,922	8,723	(9.2%)
Small Commercial & Industrial	15,233		16,490		(7.6%)	5,160	5,065	1.9%
Large Commercial & Industrial	4,269		4,706		(9.3%)	11,270	11,190	0.7%
Public Authorities & Electric Railroads	3,653		4,018		(9.1%)	686	692	(0.9%)

Total Full Service	43,395		45,460		(4.5%)	25,038	25,670	(2.5%)

PPO (ComEd Only)
Small Commercial & Industrial	2,653		2,546		4.2%
Large Commercial & Industrial	2,784		3,646		(23.6%)
Public Authorities & Electric Railroads	1,574		1,497		5.1%

	7,011		7,689		(8.8%)

Delivery Only (b)
Residential	(d	)	(d	)		1,706	708	141.0%
Small Commercial & Industrial	5,406		4,327		24.9%	1,301	1,044	24.6%
Large Commercial & Industrial	9,117		6,894		32.2%	569	610	(6.7%)
Public Authorities & Electric Railroads	1,264		954		32.5%	—	—

	15,787		12,175		29.7%	3,576	2,362	51.4%

Total PPO and Delivery Only	22,798		19,864		14.8%	3,576	2,362	51.4%

Total Retail Deliveries	66,193		65,324		1.3%	28,614	28,032	2.1%

Gas Deliveries (mmcf) (PECO only)						61,540	64,137	(4.0%)

Revenue (in millions)
Full Service (a)
Residential	$1,780		$1,778		0.1%	$1,021	$1,122	(9.0%)
Small Commercial & Industrial	1,232		1,289		(4.4%)	587	585	0.3%
Large Commercial & Industrial	207		240		(13.8%)	840	825	1.8%
Public Authorities & Electric Railroads	224		247		(9.3%)	60	62	(3.2%)

Total Full Service	3,443		3,554		(3.1%)	2,508	2,594	(3.3%)

PPO (ComEd Only) (c)
Small Commercial & Industrial	184		174		5.7%
Large Commercial & Industrial	163		199		(18.1%)
Public Authorities & Electric Railroads	87		81		7.4%

	434		454		(4.4%)

Delivery Only (b)
Residential	(d	)	(d	)		131	52	151.9%
Small Commercial & Industrial	102		106		(3.8%)	67	54	24.1%
Large Commercial & Industrial	125		133		(6.0%)	15	16	(6.3%)
Public Authorities & Electric Railroads	25		25		0.0%	—	—

	252		264		(4.5%)	213	122	74.6%

Total PPO and Delivery Only	686		718		(4.5%)	213	122	74.6%

Total Retail Electric Revenue	4,129		4,272		(3.3%)	2,721	2,716	0.2%
Wholesale and Miscellaneous Revenue (e)	329		250		31.6%	151	164	(7.9%)
Gas Revenue (PECO only)	n/a		n/a			523	448	16.7%

Total Revenues	$4,458		4,522		(1.4%)	$3,395	$3,328	2.0%

Heating and Cooling Degree — Days	2004	2003	Normal	2004	2003	Normal
Heating Degree — Days	3,976	4,331	4,187	3,075	3,348	3,116
Cooling Degree — Days	610	693	820	1,270	1,269	1,216

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of September 30, 2004, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004		2003 (a)	2004		2003 (a)
GWh Sales
Energy Delivery	30,040		31,113	83,637		86,242
Market and Retail Sales	21,894	(c)	31,177	70,853	(c)	84,913

Total Sales (b)	51,934		62,290	154,490		171,155

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$40.55		$41.33	$34.96		$35.13
Market and Retail Sales (d)	34.67		36.82	35.30		34.25
Total Sales — without trading	38.07		39.08	35.12		34.69

Average Purchased Power and Fuel Cost — without trading	$21.60		$28.58	$21.05		$26.50

Average Margin — without trading	$16.47		$10.50	$14.07		$8.19

Around-the-clock Market Prices ($/MWh)
PJM	$41.38		$38.99	$43.50		$40.39
MAIN	28.41		29.24	31.52		30.07

2004 Forward market prices — October through December
Around-the-clock Market Prices ($/MWh)
PJM	$40.00
MAIN	28.25
Gas Prices ($/Mmbtu)
Henry Hub	$6.72

(a)	Effective January 1, 2004, Exelon Energy Company became a part of Generation. Statistics for the three and nine months ended September 30, 2003 have been adjusted to reflect Exelon Energy Company as part of Generation during those periods.

(b)	Total sales do not include trading volume of 7,132 GWhs and 11,086 GWhs for the three months ended September 30, 2004 and 2003, respectively, and 17,569 GWhs and 28,532 GWhs for the nine months ended September 30, 2004 and 2003, respectively.

(c)	Market and retail sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 6,919 GWhs and 18,557 GWhs for the three and nine months ended September 30, 2004, respectively.

(d)	Market and retail sales exclude revenues related to tolling agreements of $158 million and $60 million for the three months ended September 30, 2004 and 2003, respectively; and $267 million and $99 million for the nine months ended September 30, 2004 and 2003, respectively.